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                                                                       EXHIBIT 5

                     LETTERHEAD OF ARNALL GOLDEN GREGORY LLP

                                                     WRITER'S DIRECT DIAL NUMBER
                                                                  (404) 873-8500
                                                  WRITER'S DIRECT DIAL FACSIMILE
                                                                  (404) 873-8501

                                   May 8, 2001


First Horizon Pharmaceutical Corporation
660 Hembree Parkway, Suite 106
Roswell, Georgia 30076

         Re:      Form S-1 Registration Statement
                  Commission File Number 333-56954

Ladies and Gentlemen:

         We have acted as counsel to First Horizon Pharmaceutical Corporation, a Delaware corporation (the "Company"), in connection with the registration of 4,600,000 shares of Common Stock of the Company (the "Shares"). The Company has filed a Registration Statement on Form S-1 under the Securities Act of 1933, as amended.

         In acting as counsel, we have reviewed (a) the Registration Statement,
(b) the Company's Amended and Restated Certificate of Incorporation, (c) the Company's Amended and Restated By-Laws, (d) the Company's minute book, (e) the stock records of the Company and (f) such other records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         Based upon and subject to the foregoing, we are of the opinion that, when issued in accordance with the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.


                                                  Sincerely,


                                                  /S/ ARNALL GOLDEN GREGORY LLP
                                                  -----------------------------
                                                  ARNALL GOLDEN GREGORY LLP